Exhibit 10.57

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue, 14th Floor
New York, New York, 10022

September 27, 2005
Xfone, Inc.
c/o Xfone 018 Ltd.
1 Haodem Street, 3rd Floor
Kiryat Matalon,
Petach Tikva
Israel

Re: Incremental Funding

Reference is made to that certain Securities Purchase Agreement, dated as of September 27, 2005 (as amended, modified or supplemented from time to time, the “Purchase Agreement”), between Xfone, Inc., a Nevada corporation (“Xfone”), and Laurus Master Fund, Ltd. (“Laurus”), pursuant to which Xfone issued to Laurus a Secured Convertible Term Note in the aggregate principal amount of Two Million Dollars ($2,000,000) (as amended, modified or supplemented from time to time, the "Note"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement or the Note, as applicable.

In connection with the foregoing and subject to the conditions set forth herein, Laurus hereby agrees to make available to Xfone on or after March 27, 2006 additional financing in an aggregate principal amount of up to $1,500,000 (One Million Five Hundred Thousand Dollars) (such amount, the “Incremental Funding Amount”) in one installment, so long as (i) Xfone has given Laurus no less than ten (10) business days prior written notice (or such shorter period as is acceptable to Laurus) of its desire to incur the Incremental Funding Amount (a “Funding Request”), (ii) Xfone has paid to Laurus such other fees and expenses then due and payable to Laurus in connection with either the Purchase Agreement, any Related Agreement, or the Incremental Funding Amount (it being understood and agreed that in connection with the Incremental Funding Amount: (a) escrow fees and management fees due to Laurus will be paid by Xfone; (b) no due diligence and documentation fees will be paid by Xfone), (iii) no Event of Default has occurred and is continuing beyond any applicable cure period under the Purchase Agreement or any Related Agreement, (iv) the Registration Statement required to be filed under the Registration Rights Agreement has been declared effective by the SEC, (v) Xfone has a sufficient number of authorized shares of its Common Stock that would be required to be registered to permit the full conversion by Laurus at the applicable Fixed Conversion Price of the Incremental Funding Amount and to fully exercise the warrant into freely tradable shares of Xfone’s Common Stock, (vi) the Incremental Funding Documents (as defined below) have been delivered to Laurus in form and substance satisfactory to Laurus, (vii) Xfone shall have demonstrated to Laurus’ reasonable satisfaction that Xfone has received all necessary regulatory approvals, and all applicable waiting periods shall have run, with respect to the consummation of its acquisition (the “Acquisition”) of I-55 Telecommunications, LLC, a Louisiana limited liability company (“I-55 Telecommunications”), and Xfone shall have taken full ownership control of I-55 Telecommunications and (viii) the terms and conditions of the Acquisition, and the nature of the assets to be acquired thereby, shall in each case be satisfactory to Laurus in its sole discretion.

Prior to the disbursement of the Incremental Funding Amount, Xfone shall deliver to Laurus the following documents in substantially the form delivered to Laurus on the date hereof in connection with the issuance of the Note and otherwise in form and substance satisfactory to Laurus (the following documents collectively referred to herein as the “Incremental Funding Documents):

(i)	a Securities Purchase Agreement with respect to the Incremental Funding Amount;

(ii)
a Secured Convertible Term Note in the aggregate principal amount of the Incremental Funding Amount (it being understood and agreed that the initial Fixed Conversion Price with respect to the amounts outstanding in connection with the Incremental Funding Amount shall be an amount equal to the Fixed Conversion Price as determined on the date hereof and as set forth in the Note);

(iii)
a Registration Rights Agreement for the shares of Common Stock into which the Incremental Funding Amount (together with all interest and fees that may be incurred in connection therewith) is convertible into;

(iv)	a Warrant to purchase -------118,500 shares of Common Stock; and

(v)	such other documentation (including, without limitation, corporate resolutions and legal opinions) reasonably requested by Laurus.

This is not and shall not be deemed to be a binding agreement by Laurus to honor any Funding Request except as set forth herein. Laurus’s obligation to fund the Incremental Funding Amount shall be subject to the execution and delivery by Xfone (and its Subsidiaries, if applicable) of agreements and other documentation required by Laurus in its sole discretion, exercised reasonably, in accordance with the terms and conditions set forth herein.

Notwithstanding Section 2.3 of the Note, if (i) the effective date upon which Company shall acquire I-55 Telecommunications and receive all necessary and advisable regulatory and other approvals required under applicable law or otherwise in connection therewith occurs on or before March 31, 2006 (the “Acquisition Date”); (ii) the Holder shall in its sole discretion determine not to fund the Incremental Funding Amount; and (iii) the Company shall deliver a Notice of Redemption to the Holder within ten (10) business days of the Acquisition Date, then the Redemption Amount shall not be calculated as set forth in the Note, but shall be calculated as a sum equal to one hundred percent (100%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under the Note, the Purchase Agreement or any other Related Agreement outstanding on the Redemption Payment Date (the “Alternate Redemption Amount”), which such Alternate Redemption Amount shall be due and payable in full on the Redemption Payment Date. In the event the Company fails to pay the Alternate Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

This letter agreement shall automatically terminate, unless extended by Laurus in writing, if Xfone does not satisfy the conditions to the incurrence of the Incremental Funding Amount set forth herein by May 5, 2006.

This letter (and Xfone’s rights and obligations hereunder and thereunder) shall not be assignable by Xfone to any person or entity without the prior written consent of Laurus (and any purported assignment without such consent shall be null and void). This letter may not be amended or waived except by an instrument in writing signed by Xfone and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

EACH OF XFONE AND LAURUS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER. EACH OF XFONE AND LAURUS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY.
* * * *

IN WITNESS WHEREOF, the parties have executed this letter agreement as of the first date written above.

XFONE, INC.

By:________________________
Name: Guy Nissenson
Title: President & CEO

LAURUS MASTER FUND, LTD.

By:________________________
Name:
Title: